UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 1999

Ansel Project, Inc.

(Exact name of Registrant as specified in charter)

Colorado 0-27053 84-1493151

(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) File Number) Identification)

7899 West Frost Dr., Littleton, CO 80128

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 979-3224

Address has not changed

(Former name or former address, if changed, since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

(a)

On November 5, 1999, USA Radio.com, Inc., a Texas corporation, acquired 850,000 shares of Ansel Project, Inc.'s common stock, pursuant to an Agreement for the Purchase of Common Stock by and between USA Radio.com, Inc. and Corporate Management Services, Inc. USA Radio.com, Inc. paid to Corporate Management Services, Inc. the sum of one hundred eighty five thousand dollars ($185,000.00) for the common shares. The 850,000 common shares represents 69.1% of the total issued and outstanding shares of Ansel Project, Inc. The source of the funds was the working capital of USA Radio.com, Inc.

(b)

Pursuant to the Agreement for the Purchase of Common Stock by and between Corporate Management Services, Inc. and USA Radio.com, Inc., USA Radio.com, Inc. has purchased 69.1% of the issued and outstanding common stock of Ansel Project, Inc. Further, George G. Andrews, Ansel Project's President and Director, has agreed to resign as President and Director, and to appoint Marlim Maddoux as President and Director, and Mark Maddoux as Secretary and Director.

Date: November 12, 1999

Ansel Project, Inc.

By: /s/ George G. Andrews

_____________________________________

George G. Andrews, President